UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2016

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Nonqualified Defined Contribution Plan
On November 17, 2016, the Board of Directors (the “Board”) of MDU Resources Group, Inc. (the “Company”) approved amendments to the Company’s Nonqualified Defined Contribution Plan (the “NQDCP”). The amendments provide that:

•	currently active Supplemental Income Security Plan participants may now participate in the NQDCP;

•	the four year cliff vesting provision has been changed to vesting in annual installments (34%, 33% and 33%) over a three year period for contributions made after December 31, 2016;

•
in addition to accelerated vesting upon death and, for officers, upon mandatory retirement pursuant to the Company’s Bylaws, participants may fully vest at age 60 with ten years of continuous service or upon voluntary separation from service with the Company within 12 months after a change in control within the meaning of Section 409A of the Internal Revenue Code of 1986; and

•
participants may elect to receive a single lump sum payment or installment payments annually over a period of up to ten years instead of five years, with installment payments to commence, at the election of the participant, after separation from service with the Company or, if later, after the participant reaches age 65.

The NQDCP, as amended and restated on November 17, 2016, is filed as Exhibit 10.1 hereto.

Awards under the NQDCP
On November 16, 2016, the Compensation Committee (the “Committee”) of the Board approved 2017 awards for participants in the NQDCP including some officers who were named executive officers (the “NEOs”) in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders. The Board approved the awards at its meeting on November 17, 2016. The NEOs receiving awards and the dollar amounts are:

•	David C. Barney $150,000; and

•	Jeffrey S. Thiede $100,000.

The awards will vest in annual installments over a three year period, or earlier as described above under the NQDCP amendments.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2016, the Board approved an amendment to the Company’s Bylaws, effective November 17, 2016, to add a forum selection provision as a new Section 7.09 of the Bylaws. The Board also determined the forum selection provision will be submitted to an advisory vote of the stockholders at the 2017 Annual Meeting of Stockholders with the intent that the forum selection provision will be rescinded if not approved by a majority of vote cast.

Section 7.09 provides that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware). “Internal Corporate Claims” are claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the General Corporation Law of the State of Delaware confers jurisdiction upon the Court of Chancery of the State of Delaware.

In addition, Section 7.09 provides that, if any action the subject matter of which is within the scope of the forum selection provision is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) by or in the name of any stockholder (including in the right of the Corporation), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum selection provision and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

The Company’s Bylaws, as amended and restated on November 17, 2016, are filed as Exhibit 3.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description of Exhibit
	3.1	Bylaws of MDU Resources Group, Inc., as amended and restated on November 17, 2016, marked to show changes from the Bylaws, as amended and restated on April 2, 2015
+	10.1	Nonqualified Defined Contribution Plan, as amended and restated on November 17, 2016

+Management contract, compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2016

MDU RESOURCES GROUP, INC.

By:	/s/ Daniel S. Kuntz
Daniel S. Kuntz
General Counsel and Secretary

EXHIBIT INDEX

	Exhibit Number	Description of Exhibit
	3.1	Bylaws of MDU Resources Group, Inc., as amended and restated on November 17, 2016, marked to show changes from the Bylaws, as amended and restated on April 2, 2015
+	10.1	Nonqualified Defined Contribution Plan, as amended and restated on November 17, 2016

+Management contract, compensatory plan or arrangement